Exhibit 10.1

EXECUTION VERSION

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of April 10, 2012 (this “Joinder Agreement”), made and entered into by and among RLJ Acquisition, Inc., a Nevada corporation (“RLJ”), RLJ Entertainment, Inc., a Nevada corporation, and a wholly owned subsidiary of RLJ (“New Holdco”), Image Entertainment, Inc., a Delaware corporation (“Image”), Acorn Media Group, Inc., a District of Columbia corporation (“Acorn”) and Peter Edwards, in his capacity as the Shareholder Representative (the “Shareholder Representative”).

WITNESSETH :

WHEREAS, on April 2, 2012, RLJ and Image entered into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, on April 2, 2012, RLJ and the holders of Series B Preferred Stock of Image entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”);

WHEREAS, on April 2, 2012, RLJ, Acorn, the stockholders of Acorn and the Shareholder Representative entered into a Stock Purchase Agreement (the “Stock Purchase Agreement” and, together with the Merger Agreement and Preferred Stock Purchase Agreement, the “Agreements”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement;

WHEREAS, pursuant to Section 6.11 of the Merger Agreement, RLJ is required to cause New Holdco to execute a joinder to the Merger Agreement;

WHEREAS, in connection with the Merger Agreement and the Preferred Stock Purchase Agreement, RLJ desires to cause New Holdco to execute a joinder to the Preferred Stock Purchase Agreement;

WHEREAS, pursuant to Section 6.14 of the Purchase Agreement, RLJ is required to cause New Holdco to execute a joinder to the Purchase Agreement; and

WHEREAS, New Holdco desires to be bound by all of the terms and conditions set forth in the Agreements.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Joinder and Assumption. New Holdco hereby assumes, and hereby agrees to perform and observe, each and every one of the representations, warranties, covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities applicable to it under each of the Agreements. Upon the execution of this Joinder Agreement, New Holdco shall become a party to each of the Agreements and be bound by all of the terms and conditions set forth in the Agreements.

2.     New Holdco Representations and Warranties. New Holdco hereby represents and warrants to the Image, Acorn and the Shareholder Representative as follows:

(a)                New Holdco is a corporation duly organized, validly existing and in good standing under the laws of Nevada with the corporate power and authority to own and operate its business as presently conducted.

(b)               New Holdco has full corporate power and authority to execute and deliver this Joinder Agreement and the Agreements and to consummate the transactions contemplated by this Joinder Agreement and the Agreements. The execution and delivery of this Joinder Agreement and the consummation of the transactions contemplated by this Joinder Agreement and the Agreements have been duly and validly approved by the board of directors and the stockholders of New Holdco, and no further approval by New Holdco’s board of directors or stockholders is required. This Joinder Agreement has been duly and validly executed and delivered by New Holdco and (assuming due authorization, execution and delivery by the Image, Acorn and the Stockholder Representative of this Joinder Agreement) constitutes a valid and binding obligation of New Holdco, enforceable against New Holdco in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(c)                New Holdco was formed for the sole purpose of carrying out the transactions contemplated by the Agreements and has no assets or liabilities other than its rights and obligations under this Joinder Agreement, the Agreements and any other document or instrument to be executed by New Holdco in connection therewith.

(d)               Neither the execution and delivery by New Holdco of this Joinder Agreement (or the Agreements to which New Holdco shall become a party pursuant hereto) nor the consummation by New Holdco of the transactions contemplated by the Agreements, nor compliance by New Holdco with any of the terms or provisions hereof or thereof, will (i) conflict with or violate the articles of incorporation or bylaws of New Holdco, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) of the Merger Agreement and Section 3.03 of the Stock Purchase Agreement have been obtained and all filings and obligations described in Section 4.05(b) of the Merger Agreement and Section 3.03 of the Stock Purchase Agreement have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to New Holdco or by which any of its property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of New Holdco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which New Holdco is a party or by which New Holdco or any of its property or assets is bound or affected, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay New Holdco from performing its obligations under the Agreements and would not have an RLJ Material Adverse Effect.

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3.     Counterparts. This Joinder Agreement may be executed in counterparts, and by facsimile or portable document format (pdf) transmission, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

4.     Miscellaneous Provisions. The provisions of Article IX of the Merger Agreement (other than Sections 9.03, 9.05 and 9.06) are hereby incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

RLJ ENTERTAINMENT, INC.

By: /s/ H. Van Sinclair

Name: H. Van Sinclair

Title: President

RLJ ACQUISITION, INC.

By: /s/ H. Van Sinclair

Name: H. Van Sinclair

Title: President

IMAGE ENTERTAINMENT, INC.

By: /s/ Theodore Green

Name: Theodore Green

Title: Chairman / Chief Executive Officer

ACORN MEDIA GROUP, INC.

By: /s/ Peter D. Edwards

Name: Peter D. Edwards

Title: Chairman

/s/ Peter D. Edwards

(Signature)

Print Name: Peter Edwards

[SIGNATURE PAGE TO JOINDER AGREEMENT BY AND AMONG
RLJ ENTERTAINMENT, INC., RLJ ACQUISITION, INC., IMAGE ENTERTAINMENT, INC.,
ACORN MEDIA GROUP, INC. AND THE STOCKHOLDER REPRESENTATIVE]